                             AMENDED LEASE AGREEMENT


                                    SECTION I
                                     PARTIES

      This document serves as an amendment to that certain lease agreement dated July 1, 2000 between RICHARD RUTTA & KENNETH LEVINE REAL ESTATE PARTNERSHIP with an address at 220 Division Street, Kingston, PA 18704 as Landlord, and DIAMOND TRIUMPH AUTO GLASS, INC., with offices at 220 Division Street, Kingston, Pennsylvania, 18704, as Tenant for certain leased premises located at 220 Division Street, Kingston, PA 18704 as described in more detail below.

                                   SECTION II
                         DESCRIPTION OF LEASED PREMISES

      Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, certain premises containing approximately 51,000 sq. ft. of office space and approximately 148,080 sq. ft. of warehouse space located at 220 DIVISION STREET, KINGSTON, PA 18704 which premises shall hereafter be referred to as the Premises and the related parking spaces located in the lot across the street from the Premises and approximately 7,000 sq. ft. of garage space located at the rear section of said lot. The aforementioned Premises together with the parking lot shall hereafter collectively be referred to as the Premises and are more fully described in Exhibit A attached hereto and incorporated to be reference herein.

                                   SECTION III
                                      TERM

      The Premises are leased for a term to commence on NOVEMBER 1, 2003 and to end on DECEMBER 31, 2005.

                                 OPTION TO RENEW

      The parties agree that this lease shall be renewed, upon the same terms and conditions, for additional two (2) year periods, unless this lease is terminated by either the Landlord or Tenant by such party providing written notice at least sixty (60) days prior to the expiration of the then current lease period.

                                   SECTION IV
                                      RENT

      The total annual rent is the sum of $465,740 ($2.26/sq.ft. per annum) which sum is payable in equal monthly installments, of $38,812 in advance, on the 1st day of each calendar month during the Term. In addition, the Landlord and Tenant acknowledge and agree that effective each January 1st of each calendar year rental period that the annual rent shall be increased by four percent (4%) for each such calendar year. As such, the annual rent shall be increased as of January 1, 2004 and each January 1st thereafter.

The Landlord and Tenant acknowledge and agree that the annual rent shall be subject to adjustment during any option or renewal period. The failure of the Landlord to increase the annual rent during any renewal period shall not prohibit the Landlord from subsequently adjusting or increasing the rent during a subsequent renewal period.

                                    SECTION V
                                USE AND OCCUPANCY

      Tenant shall use and occupy the Premises primarily as a warehouse for automobile windshields and other related glass products and also a portion as a Corporate office headquarters. Landlord represents that the Premises may lawfully be used for such purpose and in the event such use is prohibited by any zoning law or ordinance during the term that the Tenant shall have the right to terminate its obligations hereunder by thirty (30) days written notice to Landlord.

                                   SECTION VI
                            PLACE FOR PAYMENT OF RENT

      Tenant shall pay rent to Landlord at Landlord's above stated address, or at such other place as Landlord may designate in writing.

                                   SECTION VII
                           CARE AND REPAIR OF PREMISES

      Tenant shall commit no act of waste and shall take good care of the Premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises, conform to all laws, orders, and regulations of the federal, state and municipal governments as relate solely to Tenant's use, manner or use of occupancy of the Premises and Tenant's obligations hereunder shall not extend to conditions pre-existing the commencement of the term of this Lease.

      Not later than the last day of the term, Tenant shall, at Tenant's expense, remove all of Tenant's personal property and those improvements made by fixtures, cabinet work, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of the property and shall restore the premises to the same good order and condition in which they were at the commencement of this Lease, reasonable wear, and damage by fire, the elements or the agents, servants, visitors or licensees of Landlord excepted.

                                  SECTION VIII
                     ALTERATIONS, ADDITIONS OR IMPROVEMENTS

      Tenant shall not, without first obtaining the consent of Landlord, make any structural alterations, or improvements in, to or about the Premises. Landlord shall not unreasonably withhold consent.

                                   SECTION IX
                    PROHIBITION AGAINST ACTIVITIES INCREASING
                              FIRE INSURANCE RATES

      Tenant shall not do or suffer anything to be done on the Premises, which will cause an increase in the cost of fire insurance on the building. If Tenant shall cause the cost of fire insurance to increase Tenant will be responsible for the incremental increase in said costs.

                                    SECTION X
                     ACCUMULATION OF WASTE OR REFUSE MATTER

      Tenant shall not permit the accumulation of waste or refuse matter on the leased Premises or anywhere in or near the building.

                                   SECTION XI
                             ASSIGNMENT OR SUBLEASE

      Tenant shall not, without first obtaining the consent of the Landlord, assign this Lease, in whole or in part, or sublet the Premises or any part of such Premises. Landlord expressly covenants that such consent shall not be unreasonably withheld. The Landlord and Tenant acknowledge and agree that in the event the Tenant effectuates a sale of substantially all of the assets or attempts to effectuate the transfer of the leasehold interest herein in conjunction with a consolidation, merger or pooling of interests of Tenant, that this lease at the Landlord's sole option, may either be terminated or the lease may be extended and Landlord at his election may renegotiate the rent at the time of such transfer or sale.

                                   SECTION XII
                                    UTILITIES

      Tenant will pay for all electricity for the Premises herein leased and all other utilities serving the Premises.

                                  SECTION XIII
                               DAMAGES TO BUILDING

      If the building is damaged by fire or any other cause, the Landlord will promptly make such repairs as are reasonably necessary. In the event said repairs are not promptly made, then the Tenant may, but shall not be obligated, to make said repairs and deduct the cost of same from rent which may thereafter become due. In the event such damage prevents or hinders the Tenant from conducting its business on the Premises, then the Tenant may, upon five (5) days written notice, terminate this Lease. Upon said termination, the Tenant's obligation hereunder shall cease as of date of such termination notice.

      In any case in which use of the Premises is affected by damage to the building, there shall be either an abatement or an equitable reduction in rent depending on the period for which, and the extent to which, the Premises are unusable for the purposes for which the Premises are leased under this agreement.

                                   SECTION XIV
                            CONDITION OF THE PREMISES

      The Landlord represents that upon the commencement of the term of this Lease the plumbing, heating, ventilating, air conditioning systems and electrical systems shall be in proper working order, and the roof shall be free of leaks. It shall be the Tenant's responsibility to properly maintain the plumbing, heating, ventilating, air conditioning and electrical systems in the Premises, however, nothing contained herein shall obligate the Tenant to replace these systems. The Landlord shall be solely responsible for maintaining the structural integrity of the building, including but not limited to the foundation and bearing walls, as well as the roof and all exterior portions of the building and Premises.

                                   SECTION XV
                                    AUTHORITY

      The parties hereto represents that they have full authority to enter into this agreement, and to bind the respective parties hereto. The Landlord represents that it is the sole owner of the leased Premises.

                                   SECTION XVI
                              BROKERAGE COMMISSION

      The Landlord and Tenant represent and acknowledge that the contracting party shall be solely responsible for any real estate brokerage commission that the Landlord or Tenant directly contracted with a third party, which may be due as a result of such party directly contracting with a third party for such services.

                                  SECTION XVII
                             WAIVERS OF SUBROGATION

      In the event of loss or damage to the building, the Premises and/or any contents, each party shall look first to any insurance in its favor before making any claim against the other party; and , to the extent possible without additional cost, each party shall obtain, for each policy of such insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of such insurance, and each party, to such extent permitted, for itself or its insurers, waives all such insured claims against the other party.

      However, the Landlord and Tenant agree to indemnify and hold harmless each other from any losses or damages arising under the terms of this Agreement, arising from the intentional acts or gross negligence of the other party.

                                 SECTION XVIII
                                 EMINENT DOMAIN

      If the entire Premises or any part of the Premises or any estate therein, or any other part of the building materially affecting Tenant's use of the Premises, be taken by eminent domain, then at the Tenant's option, this Lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond such date shall be repaid to Tenant. Tenant shall not be entitled to any part of the award for such taking or any payment in lieu of such payment, but Tenant may file a claim for any taking of fixtures and improvements owned by Tenant, and for moving expenses.

                                   SECTION XIX
                         LANDLORD'S REMEDIES ON DEFAULT

      If Tenant defaults in the payment of rent, or any additional rent or defaults in the performance of any of the other covenants or conditions of this agreement, Landlord may give Tenant notice of such default and if Tenant does not cure any rent, or additional rent, default within seven (7) days, or other default within ten (10) days, after giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, or if Tenant does not commence such good faith curing within such ten (10) days notice period and thereafter proceed with reasonable diligence and in good faith to cure such default), then Landlord may terminate this lease on not less than seven (7) days; notice to Tenant. On the date specified in the notice, the term of this Lease shall terminate and Tenant shall then quit and surrender the Premises to Landlord. If this Lease shall been so terminated by Landlord, Landlord may, at any time thereafter, resume possession of the Premises by any lawful means and remove Tenant or other occupants and their effects.

                                   SECTION XX
        EFFECT OF FAILURE TO INSIST ON STRICT COMPLIANCE WITH CONDITIONS

      The failure of either party to insist on strict performance of any covenant or condition of this agreement, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition, or option in any other instance. This Lease cannot be modified or terminated orally.

                                   SECTION XXI
                      COLLECTION OF RENT FROM ANY OCCUPANT

      If the Premises are sublet or occupied by anyone other than Tenant, and Tenant is in default under this agreement, or if this Lease is assigned by Tenant, Landlord may collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent herein reserved. No such collection shall be deemed a waiver of the covenant herein against assignment and subletting, or the acceptance of such assignee, subtenant, or occupant as Tenant, or a release of Tenant from further performance of the covenants herein contained.

                                  SECTION XXII
                    LANDLORD'S RIGHT TO CURE TENANT'S BREACH

      If Tenant breaches any covenant or condition of this Lease, Landlord may, on reasonable notice to Tenant, (except that no notice need be given in case of emergency), cure such breach at the expense of Tenant and the reasonable amount of all expenses, including attorneys' fees, incurred by Landlord in so doing, (whether paid by Landlord or not), shall be deemed additional rent payable on demand.

                                  SECTION XXIII
                                 MECHANICS' LIEN

      Tenant shall, within thirty days (30) after notice from Landlord, discharge or post security for, any mechanics' liens for materials or labor claimed to have been furnished to the Premises on Tenant's behalf.

                                  SECTION XXIV
                                     NOTICES

      Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally, or sent by certified mail in an addressed postpaid envelope; if to Tenant, Diamond Triumph Auto Glass, Inc., 220 Division Street, Kingston, Pennsylvania, 18704, Attn: Norm Harris, CEO, with copy to Mike Sumsky, President; if to Landlord, at Landlord's address as set forth above to the attention of Kenneth Levine or Richard Rutta; or to either, at such other address as Tenant or Landlord respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, upon delivery, and if mailed, upon the receipt of such certified mail.

                                   SECTION XXV
             LANDLORD'S RIGHT TO INSPECTION, REPAIR AND MAINTENANCE

      The Landlord may during the term, at reasonable times and upon adequate notice have access to the Premises (except that no notice need be given in case of emergency), for the purpose of inspection or the making of such repairs, replacements or additions in, to, on and about the Premises or the building.

                                  SECTION XXVI
                         INTERRUPTION OF SERVICE OR USE

      Interruption or curtailment of any service maintained in the building, if caused by strikes, mechanical difficulties, or any causes beyond Landlord's control, whether similar or dissimilar to those enumerated, shall not entitle Tenant to any claim against Landlord or to any abatement in rent, and shall not constitute constructive or partial eviction, unless Landlord fails to take such measures as may be reasonable in the circumstances to restore the service without undue delay. If the Premises are rendered untenantable in whole or in part, for a period of more than three (3) business days, by the interruption or curtailment of any such services or the making of repairs, replacements, or additions, other than those made with Tenant's consent or caused by misuse or neglect by Tenant's agents, servants, visitors, or licensees, there shall be a proportionate abatement of rent during the period of such untenantability. If the Premises shall remain untenantable for twenty (20) days, the Tenant may at its option terminate this Lease.

                                  SECTION XXVII
                        LANDLORD'S RIGHT TO SHOW PREMISES

      Landlord may show the Premises to prospective purchasers and mortgagees and during the two (2) months prior to termination of this Lease, to prospective tenants, during business hours upon reasonable notice to Tenant.

                                 SECTION XXVIII
                         EFFECT OF OTHER REPRESENTATIONS

      No representations or promises shall be binding on the parties to this agreement except those representations and promises contained herein or in some future writing signed by the party making such representations or promises.

                                  SECTION XXIX
                                 QUIET ENJOYMENT

      Landlord covenants that if, and so long as, Tenant pays the rent, and any additional rent as herein provided, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the entire term herein mentioned, subject to the provisions of this Lease. If the Tenant's rights pursuant to this paragraph are materially and substantially impaired and remain so impaired, upon ten (10) days written notice to the Landlord the Tenant shall have the right to terminate this lease.

                                   SECTION XXX
                                      SIGNS

      Tenant shall have the right, at its expense, to erect on the exterior of the Premises its standard signs, which signs shall be structurally sound and in conformity with existing municipal regulations

                                  SECTION XXXI
                               LIABILITY INSURANCE

      Tenant shall during the entire term hereof, keep in full force and effect, a policy of public and general liability insurance including umbrella liability insurance and property insurance and workers compensation liability insurance with respect to the Premises, and the business operated by Tenant and any subtenants of Tenant in the Premises, in which the limits of such pubic and general liability coverage including umbrella liability coverage shall not be less than Five Million ($5,000,000.) Dollars, combined bodily injury and property damage. Such policy shall include the Landlord as an additional insured. The Tenant acknowledges and agrees that the Tenant shall bear the premium cost of the above referenced insurance maintained by the Tenant.

      The Tenant and Landlord further acknowledge that the Tenant shall obtain property insurance for the Premises, including the real property thereon. However, the Landlord acknowledges that the Landlord shall reimburse the Tenant for the Premises cost related to the real property coverage obtained by the Tenant for the Premises.

                                  SECTION XXXII
                       ENVIRONMENTAL INDEMNITY BY LANDLORD

      Landlord will indemnify Tenant and save it harmless from and against any failure on the part of the Landlord or any prior owner of the Premises or on the part of any prior occupant of the Premises to comply with the provisions of any local, state or federal hazardous waste or environmental laws, including, but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 1801-1812; and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901-6987 (hereinafter collectively referred to as the "Hazardous Waste Laws").

      Tenant shall not be responsible for curing any failure on the part of the Landlord or any prior owner of the Premises or on the parts of any prior occupant of the Premises to comply with the provisions of any Hazardous Waste Laws.

                                 SECTION XXXIII
                        ENVIRONMENTAL INDEMNITY BY TENANT

      Tenant warrants and represents that during Tenant's use and occupancy of the demised Premises, Tenant shall not utilize any portion of the demised Premises for the production, disposal, storage treatment, processing or other handling of waste contamination, PCB's or any other toxic or hazardous substances and Tenant shall indemnify and hold Landlord harmless for any violation of Hazardous Waste Laws.

                                  SECTION XXXIV
                                   GROSS LEASE

      It is clearly understood that this is a Gross Lease and that the Landlord shall pay all costs relating to its ownership of the Building and Premises, including but not limited to, taxes, insurance and like charges other than the property insurance expense as set for the in Section XXXI above. In addition, Landlord shall provide all exterior maintenance on the entire building and Premises and provide snow plowing of the parking lot adjacent to the demised Premises.

                                  SECTION XXXV
             TENANT'S CERTIFICATION AS TO FORCE AND EFFECT OF LEASE

      Tenant shall, from time to time, upon not less than seven (7) days' prior written request by Landlord, execute, acknowledge, and deliver to Landlord, a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and other charges have been paid; and, whether or not to the best of Tenant's knowledge, Landlord is in default under this Lease and, if so, specifying the nature of the default. It is intended that any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of Landlord's interest or mortgagees of Landlord's interest or the assignee of any mortgages upon Landlord's interest in the building.

                                 SECTION XXXVII
                                SECTION HEADINGS

      The Section headings in this Lease are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

DATED: OCTOBER 28, 2003

                 /S/ KENNETH LEVINE                        /S/ SALLY A SIDOREK
----------------------------------------------------      ----------------------
LANDLORD: RICHARD RUTTA & KENNETH LEVINE PARTNERSHIP              WITNESS:


                 /S/ KENNETH LEVINE                        /S/ SALLY A SIDOREK
----------------------------------------------------      ----------------------
TENANT: DIAMOND TRIUMPH AUTO GLASS, INC.                           WITNESS:

                             EXHIBIT A (PAGE 1 OF 4)

                     220 DIVISION STREET, KINGSTON, PA 18704

KINGSTON FACILTY OCCUPIED SQUARE FOOTAGE SUMMARY


                                                                                           GARAGE
                                                               WAREHOUSE     OFFICE         REPAIR       TOTAL
                                                               ---------     ------         ------       -----
MOD 1                      1ST FLOOR                            47,500        7,500                      55,000
MOD 1                      2ND FLOOR                            24,000       41,000                      65,000
MOD 2                                                           42,500        2,500                      45,000
MOD 3                                                           31,680                                   31,680
MOD 5                   (50% OCCUPANCY)                          2,400                                    2,400
GARAGE                  REPAIR FACILTY                                                       7,000        7,000
TOTAL UTILIZED SQ FT                                           148,080       51,000          7,000      206,080

                             EXHIBIT A (PAGE 2 OF 4)

                     220 DIVISION STREET, KINGSTON, PA 18704


                         [FIRST FLOOR FLOORPLAN GRAPHIC]

                             EXHIBIT A (PAGE 3 OF 4)

                       220 DIVISION STREET, KINGSTON, PA


                        [SECOND FLOOR FLOORPLAN GRAPHIC]

                             EXHIBIT A (PAGE 4 OF 4)

                       220 DIVISION STREET, KINGSTON, PA


--------------------------------------------------------------------------------
                             GARAGE REPAIR FACILITY

                                 7,000 sq. ft.


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